EXHIBIT 23.2

                   Consent of Stewart, Fowler & Stalvey, P.C.
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                 [LETTERHEAD OF STEWART, FOWLER & STALVEY, P.C.]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
Quitman Bancorp, Inc.
100 West Screven Street
Quitman, Georgia 31643



         We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated October 15, 1998 relating to the consolidated balance sheets of Quitman Bancorp, Inc. and subsidiary as of September 30, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended September 30, 1998 and 1997, which report appears in the September 30, 1998 annual report on Form 10-KSB of Quitman Bancorp, Inc.



                                             /s/Stewart, Fowler & Stalvey, P.C.
                                             -----------------------------------
                                             Stewart, Fowler & Stalvey, P.C.

June 2, 1999

Valdosta, Georgia